Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement File No. 33-52364 of Sunrise International Leasing Corporation on Form S-8 of our report dated June 4, 1999 appearing in this Annual Report on Form 10-K of Sunrise International Leasing Corporation for the year ended March 31, 1999.


/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota,

June 28, 1999